Exhibit 99

FOR IMMEDIATE RELEASE

For further information, contact
Wesley Davidson	708-450-3145
Doug Craney	708-450-3117

Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results

Melrose Park, IL, (July 28, 2005) - The Alberto-Culver Company (NYSE: ACV) today announced record sales and record profits for the third quarter and first nine months of fiscal 2005, which ended on June 30, 2005. Third quarter sales increased 9.2% to $898.9 million while net earnings rose 10.0% to $55.8 million excluding non-cash charges related to the Company’s conversion to one class of common stock in fiscal year 2004 and a gain of $10.1 million ($5.7 million after tax) from the sale of its Indola European professional haircare business in the 2004 third quarter. Excluding the non-cash charges and gain on the sale of Indola, diluted earnings per share were 60 cents compared with 55 cents last year, while basic earnings per share improved to 61 cents from 56 cents in 2004.

Including the non-cash charges and prior year gain on the sale of Indola, net earnings were $53.4 million for the third quarter compared to $51.5 million in the prior year and diluted earnings per share were 57 cents in the current quarter versus 56 cents last year with basic earnings per share of 58 cents compared to 57 cents in the prior year.

Sales for the first nine months of 2005 grew by 9.3% to $2.63 billion. Net earnings for the nine months, excluding the non-cash charges in both periods and the gain on the sale of Indola last year, increased 14.1% to $159.1 million, resulting in diluted earnings per share of $1.71 versus $1.52 last year, and basic earnings per share of $1.74 compared with $1.55 a year ago.

Including the non-cash charges and prior year gain on the sale of Indola, net earnings were $151.9 million compared to $93.8 million, diluted earnings per share were $1.63 versus $1.02 last year and basic earnings per share were $1.66 compared to $1.04.

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Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results	Page 2

Mr. Howard B. Bernick, President and Chief Executive Officer, stated “on an organic like for like basis, excluding acquisitions, the Indola divestiture, and a positive benefit from foreign currency translation, sales increased 5.8% in the third quarter and 5.6% in the first nine months of our 2005 fiscal year. Our earnings percent growth rate in the most recent quarter was in line with our expectations as we put interest expense savings resulting from last year’s early debt retirement into building top line revenues for the long-term. Throughout this year we have again continued to invest resources into our brands and businesses, including significant advertising and marketing spending, which is expected to approach $300 million this year. Escalating raw material costs and higher fuel costs reduced third quarter and to a lesser extent nine-month earnings growth rates particularly in our global consumer products business.”

“These branded product businesses continued their impressive sales growth trend, led by TRESemmé in both the U.K. and North America and the ongoing success of earlier launches of new Alberto VO5 and St. Ives offerings at home and abroad. Strong double-digit revenue growth of our consumer products brands in the third quarter and nine-month periods outpaced overall increases in the haircare and skincare categories worldwide,” Mr. Bernick added. “We also completed the acquisition of Nexxus Products Company during the third quarter and look forward to it making a meaningful contribution to our consumer products business in 2006 and future years.”

Sally Beauty Supply continued its steady growth and enjoyed improving profit margins expanding to 2,389 stores in North America (including Canada and Mexico), the United Kingdom, Germany and Japan, while Beauty Systems Group (BSG) ended the quarter with 817 stores and 1,274 professional distributor sales consultants.

“As expected, BSG continued to be negatively affected by several factors including the loss of sales and sales force disruption resulting from certain full service product line distribution changes in the United States, as well as acquisition and integration costs related to recent CosmoProf and West Coast Beauty Supply purchases. In spite of all of this, BSG, while posting lower profits than last year, was able to record higher operating margins and profits in the third quarter versus the 2005 second quarter by focusing its efforts on overcoming these temporary disruptions. We believe BSG will continue to expand their operating margins over the next several years,” added Mr. Bernick.

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Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results	Page 3

Also announced today, the Company’s board of directors approved the regular 11.5 cent quarterly cash dividend. The dividend will be paid on August 19, 2005 to shareholders of record on August 8, 2005.

Generally accepted accounting principles (GAAP) require that the Company record a non-cash charge in the current quarter against pre-tax earnings of $3.7 million ($2.4 million after tax), due to the remeasurement of the intrinsic value of stock options affected by the November, 2003 conversion to a single class of common stock. In fiscal year 2004, the non-cash charge reduced pre-tax earnings in the third quarter by $7.8 million ($5.1 million after tax). These non-cash charges relate only to the conversion and had no effect on the sales, operating profits or cash flows of the Company’s business units or on the consolidated sales and cash flows of the Company.

GAAP did not allow the Company to record the entire non-cash charge related to the share conversion immediately when it took place during the fiscal 2004 first quarter. For the first nine months of fiscal 2005, the Company recognized pre-tax non-cash charges of $11.1 million ($7.2 million after tax). The Company has also previously recognized pre-tax non-cash charges of $85.6 million ($55.6 million after tax) for fiscal 2004, including $79.0 million ($51.4 million after tax) in the first nine months of fiscal 2004, and expects to recognize additional pre-tax non-cash charges of $3.7 million ($2.4 million after tax) in the fourth quarter of fiscal 2005 and $3.4 million ($2.2 million after tax) over the next two fiscal years in diminishing amounts.

Due to the non-cash charge taken in conjunction with the November, 2003 conversion to a single class of stock, the prior year gain from the sale of Indola and the disclosure of organic sales growth rates, this press release contains certain non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is included as a schedule to this release and can also be found on the Company’s web site at www.alberto.com

Mr. Bernick said the Company would discuss third quarter and first nine month results with investors in a call to be held later today (Thursday, July 28) at 2:30pm ET. The dial-in numbers for the call are 800-566-2250 or 312-461-9409. The numbers for a replay of the conference call are 800-839-6713 or 402-220-2306 and will be available for seven days. The passcode is 7231871.

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Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results	Page 4

The call and a replay will also be available on the internet for 30 days at www.alberto.com in the Financials Section and at www.fulldisclosure.com

Alberto-Culver Company manufactures, distributes and markets leading personal care products including Alberto VO5, St. Ives, TRESemmé and Nexxus in the United States and internationally. Its Pro-Line International unit is the second largest producer in the world of products for the ethnic hair care market. Sally Beauty Company is the world’s number one marketer of professional beauty care products through its chain of domestic and international Sally stores. Beauty Systems Group is a network of stores and professional sales consultants selling exclusive professional beauty care brands such as Matrix, Redken, Paul Mitchell, Wella, L’Oreal, Graham Webb and Sebastian to salon owners, salon professionals and franchisees.

This press release contains forward-looking statements. These statements are based on Alberto-Culver management’s current assessment of its markets and businesses. There are risks and uncertainties that could have an impact on these statements in the future. Some of the factors that could cause actual results to differ from these current projections include: the pattern of brand sales, competitive activity in each of the Company’s markets, loss of distribution rights, risks inherent in acquisitions and strategic alliances, loss of one or more key employees, sales by unauthorized distributors in the Company’s exclusive markets, the effects of a prolonged United States or global economic downturn or recession, changes in costs, unanticipated legal proceedings, health epidemics, variations in currency exchange rates, and changes in political, economic or other external factors over which the Company has no control. The Company is not obligated to update any forward-looking statement in this release.

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Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results	Page 5

Consolidated Condensed Statements of Earnings (Unaudited)

(in thousands, except per share data)

Three Months Ended June 30, 2005 and 2004	2005	2004
Net sales	$898,879	823,224
Cost of products sold	449,331	404,267

Gross profit	449,548	418,957
Advertising, marketing, selling and administrative	361,655	335,343
Non-cash charge related to conversion to one class of common stock *	3,680	7,769
Gain on sale of business	—	(10,147)

Operating earnings	84,213	85,992
Interest expense, net	2,002	5,507

Earnings before income taxes	82,211	80,485
Provision for income taxes	28,774	29,021

Net earnings	$53,437	51,464

Net earnings per share:
Basic	$.58	.57
Diluted	$.57	.56

Weighted average shares outstanding:
Basic	91,647	90,218
Diluted	93,028	92,312

Nine Months Ended June 30, 2005 and 2004	2005	2004
Net sales	$2,630,488	2,407,296
Cost of products sold	1,308,996	1,188,795

Gross profit	1,321,492	1,218,501
Advertising, marketing, selling and administrative	1,070,716	987,292
Non-cash charge related to conversion to one class of common stock *	11,058	79,039
Gain on sale of business	—	(10,147)

Operating earnings	239,718	162,317
Interest expense, net	5,974	16,716

Earnings before income taxes	233,744	145,601
Provision for income taxes	81,811	51,811

Net earnings	$151,933	93,790

Net earnings per share:
Basic	$1.66	1.04
Diluted	$1.63	1.02

Weighted average shares outstanding:
Basic	91,234	89,770
Diluted	92,788	91,662

*	The non-cash charge relates to the remeasurement of the intrinsic value of stock options affected by the conversion to one class of common stock.

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Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results	Page 6

Consolidated Condensed Balance Sheets (Unaudited)

(in thousands)

	June 30
	2005	2004
Assets
Cash, cash equivalents and short-term investments	$103,329	349,503
Accounts receivable, net	273,156	233,179
Inventories	711,470	623,137
Other current assets	41,253	44,657

Total current assets	1,129,208	1,250,476
Property, plant and equipment, net	331,188	284,127
Goodwill and trade names	682,680	563,786
Other assets, net	84,996	78,562

Total assets	$2,228,072	2,176,951

Liabilities and Stockholders’ Equity
Short-term borrowings and current maturities of long-term debt	$1,059	577
Accounts payable, accrued expenses and income taxes	515,414	507,496

Total current liabilities	516,473	508,073
Long-term debt	134,183	320,613
Other liabilities and deferred taxes	101,235	94,191
Stockholders’ equity	1,476,181	1,254,074

Total liabilities and stockholders’ equity	$2,228,072	2,176,951

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Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results	Page 7

Segment Data (Unaudited)

(in thousands)

Three Months Ended June 30, 2005 and 2004	2005	2004
Net Sales:
Global Consumer Products	$329,608	289,478
Beauty Supply Distribution:
Sally Beauty Supply	346,177	328,756
Beauty Systems Group	230,446	211,546

Total	576,623	540,302
Eliminations	(7,352)	(6,556)

	$898,879	823,224

Earnings Before Provision for Income Taxes:
Global Consumer Products	$29,883	29,012
Beauty Supply Distribution:
Sally Beauty Supply	45,021	40,569
Beauty Systems Group	15,287	19,198

Total	60,308	59,767

Segment operating profit	90,191	88,779
Unallocated expenses	(2,298)	(5,165)
Non-cash charge related to conversion to one class of common stock*	(3,680)	(7,769)
Gain on sale of business	—	10,147
Interest expense, net	(2,002)	(5,507)

	$82,211	80,485

Nine Months Ended June 30, 2005 and 2004	2005	2004
Net Sales:
Global Consumer Products	$963,537	865,186
Beauty Supply Distribution:
Sally Beauty Supply	1,020,086	965,782
Beauty Systems Group	667,875	594,297

Total	1,687,961	1,560,079
Eliminations	(21,010)	(17,969)

	$2,630,488	2,407,296

Earnings Before Provision for Income Taxes:
Global Consumer Products	$87,389	77,791
Beauty Supply Distribution:
Sally Beauty Supply	127,945	116,067
Beauty Systems Group	41,485	52,642

Total	169,430	168,709

Segment operating profit	256,819	246,500
Unallocated expenses	(6,043)	(15,291)
Non-cash charge related to conversion to one class of common stock*	(11,058)	(79,039)
Gain on sale of business	—	10,147
Interest expense, net	(5,974)	(16,716)

	$233,744	145,601

*	The non-cash charge relates to the remeasurement of the intrinsic value of stock options affected by the conversion to one class of common stock.

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Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results	Page 8

Schedule - Reconciliation of Non-GAAP Financial Measures

The Company’s press release announcing results of operations for the three and nine months ended June 30, 2005 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•	Net earnings excluding non-cash charge and gain on the sale of Indola

•	Basic net earnings per share excluding non-cash charge and gain on the sale of Indola

•	Diluted net earnings per share excluding non-cash charge and gain on the sale of Indola

•	Organic sales growth

As discussed in the press release, the Company had a non-cash charge related to the Company’s conversion to one class of common stock impacting its financial results in the third quarter and first nine months of fiscal years 2005 and 2004. Generally accepted accounting principles (GAAP) require that the Company record a non-cash charge in the current quarter against pre-tax earnings of $3.7 million ($2.4 million after tax) due to the remeasurement of the intrinsic value of stock options affected by the November, 2003 conversion to a single class of common stock. GAAP did not allow the Company to record the entire non-cash charge related to the share conversion immediately when it took place during the fiscal 2004 first quarter. The Company previously recognized pre-tax non-cash charges of $85.6 million ($55.6 million after tax) for fiscal 2004, and $11.1 million ($7.2 million after tax) was recognized in the first nine months of fiscal year 2005. The Company expects to recognize additional pre-tax non-cash charges of $3.7 million ($2.4 million after tax) in the fourth quarter of fiscal 2005 and $3.4 million ($2.2 million after tax) over the next two fiscal years in diminishing amounts. The non-cash charge relates to a change in the capital structure of the Company rather than the normal operations of the Company’s core businesses and had no effect on the sales, operating profits or cash flows of the Company’s business units or on the consolidated sales and cash flows of the Company.

The Company completed the sale of Indola in June, 2004. In conjunction with the sale, the Company recorded a pre-tax gain of $10.1 million ($5.7 million after taxes).

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Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results	Page 9

Reconciliations of these non-GAAP financial measures to their most directly comparable financial measures under GAAP in the United States for the three and nine months ended June 30, 2005 and 2004 are as follows (in thousands, except per share data):

	Three Months Ended June 30		Nine Months Ended June 30
	2005	2004	2005	2004
Net earnings, as reported	$53,437	51,464	$151,933	93,790
Non-cash charge related to conversion to one class of common stock, net of income taxes	2,392	5,050	7,188	51,375
Gain on the sale of Indola, net of income taxes	—	(5,745)	—	(5,745)

Net earnings excluding non-cash charge and gain on the sale of Indola	$55,829	50,769	$159,121	139,420

Basic net earnings per share, as reported	$.58	.57	$1.66	1.04
Non-cash charge related to conversion to one class of common stock, net of income taxes	.03	.05	.08	.57
Gain on the sale of Indola, net of income taxes	—	(.06)	—	(.06)

Basic net earnings per share excluding non-cash charge and gain on the sale of Indola	$.61	56	$1.74	1.55

Diluted net earnings per share, as reported	$.57	.56	$1.63	1.02
Non-cash charge related to conversion to one class of common stock, net of income taxes	.03	.05	.08	.56
Gain on the sale of Indola, net of income taxes	—	(.06)	—	(.06)

Diluted net earnings per share excluding non-cash charge and gain on the sale of Indola	$.60	.55	$1.71	1.52

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Alberto-Culver Reports Record Third Quarter and Nine Month Fiscal 2005 Results	Page 10

Schedule - Reconciliation of Non-GAAP Financial Measures (continued)

In addition, the press release discusses the percentage of organic sales growth which excludes the impact of foreign exchange, acquisitions and a divestiture.

A reconciliation of this non-GAAP financial measure to its most directly comparable financial measure under GAAP in the United States for the three and nine months ended June 30, 2005 and 2004 is as follows:

	Three Months Ended June 30		Nine Months Ended June 30
	2005	2004	2005	2004
Net sales growth, as reported	9.2%	11.8%	9.3%	12.5%
Impact of foreign exchange	(1.2)	(1.3)	(1.4)	(2.5)
Impact of acquisitions	(3.5)	(7.0)	(3.8)	(5.4)
Impact of divestiture	1.3	0.5	1.5	0.2

Organic sales growth	5.8%	4.0%	5.6%	4.8%

Management uses these non-GAAP financial measures to evaluate the performance of the Company and believes the presentation of these amounts provides the reader with information necessary to analyze the Company’s normal operations for the periods compared.

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